Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6 TO CREDIT AGREEMENT

AMENDMENT NO. 6 TO CREDIT AGREEMENT dated as of May 3, 2007 (this “Amendment”) among (a) Cardtronics, Inc., a Delaware corporation (the “Borrower”), (b) Cardtronics, LP, a Delaware limited partnership, Cardtronics GP, Inc., a Delaware corporation, and Cardtronics LP, Inc., a Delaware corporation (collectively, the “Guarantors”), (c) the lenders party to the Credit Agreement referred to below (the “Lenders”) and (d) BNP Paribas, as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

1.  The Borrower, the Guarantors, the Lenders, the Administrative Agent and others have entered into a Third Amended and Restated First Lien Credit Agreement dated as of May 17, 2005, as amended by Amendment No. 1 to Credit Agreement dated as of July 6, 2005, Amendment No. 2 to Credit Agreement dated as of August 5, 2005, Amendment No. 3 to Credit Agreement dated as of November 17, 2005, Amendment No. 4 to Credit Agreement dated as of February 14, 2006 and Amendment No. 5 to Credit Agreement dated as of September 29, 2006 (as so amended, the “Credit Agreement”; capitalized terms used herein and not otherwise defined in this Amendment being used herein as defined in the Credit Agreement);

2.  The Borrower has requested that the Lenders amend the Credit Agreement as provided herein; and

3.  The Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)  Section 1.01 of the Credit Agreement is amended by adding the following definitions in alphabetical order:

“‘Owned Percentage’ means, in the case of any Subsidiary that is not a Wholly-Owned Subsidiary, the percentage of the Equity Interests therein owned directly or indirectly by the Borrower or any Subsidiary of the Borrower.”

“‘Wholly-Owned Subsidiary’ means a Subsidiary of the Borrower all of the Equity Interests in which are owned directly or indirectly by the Borrower.”

(b)  The definition of “Capital Expenditures” in Section 1.01 of the Credit Agreement is amended by inserting the following at the end thereof:

“provided that expenditures that would otherwise constitute Capital Expenditures of a Subsidiary that is not a Wholly-Owned Subsidiary shall only be included in an amount equal to the Owned Percentage of such Subsidiary”.

(c)  The definition of “EBITDA” in Section 1.01 of the Credit Agreement is amended by inserting the following at the end thereof:

“provided that, in the case of any consolidated Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary, the amount included in the calculation of EBITDA in respect of any such items or any components thereof shall be the Owned Percentage of the amount that would otherwise be included in the absence of this proviso”.

(d)  The grid in the definition of “Margin” in Section 1.01 of the Credit Agreement is amended and replaced in its entirety by the following grid:

Total Debt to Acquisition EBITDA Ratio	Commitment Fee	Applicable Margin for LIBOR Rate Advances	Letter of Credit Fee	Applicable Margin for Alternate Base Rate Advances
Less than 3.0:1.0	0.25%	1.75%	1.75%	1.00%
Less than 3.75:1.0 but greater than or equal to 3.0:1.0	0.25%	2.00%	2.00%	1.25%
Less than 4.5:1.0 but greater than or equal to 3.75:1.0	0.25%	2.25%	2.25%	1.50%
Less than 5.25:1.0 but greater than or equal to 4.5:1.0	0.30%	2.50%	2.50%	1.75%
Greater than 5.25:1.0	0.35%	2.75%	2.75%	2.00%

(e)  The definition of “Total Debt” in Section 1.01 of the Credit Agreement is amended by inserting the following at the end thereof:

“provided that the amount included in respect of any such Indebtedness, obligations or guarantees of any consolidated Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary, shall be the Owned Percentage thereof, unless the Borrower or any Wholly-Owned Subsidiary guaranties a greater percentage than the Owned Percentage, in which case the amount included in respect of such Indebtedness, obligations or guarantees of such consolidated Subsidiary of the Borrower shall be the percentage guarantied”.

(f)  Section 7.01(a) of the Credit Agreement is amended by deleting the phrase at the end thereof beginning with the words “and a narrative” through the end of such Section and inserting the following in lieu thereof:

“provided that, notwithstanding the foregoing, so long as the Borrower is required to file form 10-Q with the Securities and Exchange Commission for any fiscal quarter, the Borrower shall furnish or cause to be furnished to each Lender, in lieu of the quarterly financial statements otherwise required by this Section 7.01(a) in respect of such quarter, a copy of such form 10-Q, in each case on or before the date on which the same is required to be filed (including all applicable extensions allowed by the Securities Exchange Commission) with the Securities and Exchange Commission for such quarter”.

(g)  Section 7.01(b) of the Credit Agreement is amended by inserting the following at the end thereof:

“provided that, notwithstanding the foregoing, so long as the Borrower is required to file form 10-K with the Securities and Exchange Commission for any fiscal year, the Borrower shall furnish or cause to be furnished to each Lender, in lieu of the financial statements for such year otherwise required by this Section 7.01(b) in respect of such year, a copy of such form 10-K, in each case on or before the date on which the same is required to be filed (including all applicable extensions allowed by the Securities Exchange Commission) with the Securities and Exchange Commission for such year”.

(h)  Section 7.01(c) of the Credit Agreement is amended by inserting the following new paragraph at the end thereof:

“Anything contained herein to the contrary notwithstanding, the Borrower shall be deemed to be in compliance with the provisions of Section 7.01(c)(i), (ii), (iv), (viii) and (ix) if and to the extent that (A) the Borrower is required to file form 8-K with the Securities and Exchange Commission under the Commission’s rules and regulations, and (B) properly and timely files (including all applicable extensions allowed by the Securities Exchange Commission) such form 8-K in respect of any applicable events and furnishes copies thereof to the Lenders on or before the date on which the same is required to be filed.”

(i)  Section 7.01(h) of the Credit Agreement is hereby deleted in its entirety.

(j)  Section 7.09 of the Credit Agreement is hereby amended by inserting the following at the conclusion of the parenthetical in line 14 of such Section 7.09:

“(and in the case of any Foreign Subsidiary that is a non-Wholly Owned Subsidiary, the Owned Percentage if such percentage is less than the percentages required to be pledged under this Section 7.09)”.

(k)  Section 8.03 of the Credit Agreement is amended by inserting the following paragraph at the end thereof:

“For the purposes of calculating the amount of Indebtedness outstanding of any non-Wholly Owned Subsidiary under this Section 8.03, the amount shall be the Indebtedness of such non-Wholly Owned Subsidiary multiplied by the Owned Percentage unless the Borrower or any Wholly-Owned Subsidiary guaranties a greater percentage of the Indebtedness of such non-Wholly Owned Subsidiary than the Owned Percentage, in which case the amount in respect of such Indebtedness shall be the Indebtedness of such non-Wholly Owned Subsidiary multipled by the percentage guarantied.”

(l)  Section 8.05(i) of the Credit Agreement is amended by deleting “5,000,000” at the end thereof and inserting in its place “10,000,000”.

(m)  Section 8.13(a) of the Credit Agreement is amended to revise the Scheduled Capital Expenditures for each Test Period ending on or after June 30, 2007 to be $60,000,000.

SECTION 2.  Conditions of Effectiveness of Amendment. The amendments to the Credit Agreement set forth in Section 1 shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment executed by (i) the Borrower and each Loan Party, (ii) the Administrative Agent, and (iii) each of the Lenders, or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment.

SECTION 3.  Representations and Warranties. The Borrower represents and warrants as follows:

(a)  The execution, delivery and performance by each of the Borrower and each of the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction binding on or affecting it the contravention of which would be reasonably likely to have a Material Adverse Effect.

(b)  After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

(c)  After giving effect to this Amendment, no event shall have occurred and be continuing that constitutes a Default.

SECTION 4.  Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)  Each of the Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Guaranty does and shall continue to guarantee the Guaranteed Obligations, in each case, as amended by this Amendment.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 5.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower

CARDTRONICS, INC.

By  /s/ J. Chris Brewster
Name: J. Chris Brewster
Title: Chief Financial Officer

Guarantors

CARDTRONICS, LP

By: CARDTRONICS GP, INC.,
       its general partner

By  /s/ J. Chris Brewster
Name: J. Chris Brewster
Title: Chief Financial Officer

CARDTRONICS GP, INC.

By  /s/ J. Chris Brewster
Name: J. Chris Brewster
Title: Chief Financial Officer

CARDTRONICS LP, INC.

By  /s/ Peter Winnington
Name: Peter Winnington
Title: President

BNP PARIBAS, as Administrative Agent

By  /s/ Sean Davenport
Name: Sean Davenport
Title: Director

By  /s/ Matthew Wyatt
Name: Matthew Wyatt
Title: Vice President

Lenders:

BNP PARIBAS, as Lender

By  /s/ Sean Davenport
Name: Sean Davenport
Title: Director

By  /s/ Matthew Wyatt
Name: Matthew Wyatt
Title: Vice President

Lenders:

Bank of America, N.A.

By  /s/ David A. Batson
Name: David A. Batson
Title: Senior Vice President

General Electric Capital Corporation

By  /s/ Jeffrey Skinner
Name: Jeffrey Skinner
Title: Duly Authorized Signatory

JPMorgan Chase Bank N.A.

By  /s/ Michael Becker
Name: Michael Becker
Title: Vice President

Amegy Bank National Association

By  /s/ David C. Moriniere
Name: David C. Moriniere
Title: Vice President

Compass Bank

By  /s/ Payton K. Swope
Name: Payton K. Swope
Title: Vice President

Wells Fargo Bank, N.A.

By  /s/ John Kallina
Name: John Kallina
Title: Vice President

Allied Irish Bank, plc

By  /s/ Gregory J. Wiske
Name: Gregory J. Wiske
Title: Vice President

By  /s/ Joseph Augustini
Name: Joseph Augustini
Title: Senior Vice President